                                                              Exhibit 10(H)


                                AMENDMENT NO. 1
                                 TO THE
                       CATALYTICA/MICROFLUIDICS AGREEMENT


     THIS IS AN AMENDMENT ("Amendment No. 1") effective July __ 1994 ("Effective Date") to the Agreement ("Agreement") dated October 18, 1993 between Catalytica. Inc. of Mountain View, California ("Catalytica") and Microfluidics International Corporation of Newton, Massachusetts ("Microfluidics").

     WHEREAS, Catalytica and Microfluidics have agreed to the work plan and budget for each Party's Phase I Research Program as set forth in the Agreement for the six (6) month period of July to December of 1994; and

     WHEREAS, as it is anticipated that Catalytica's share of the approved costs for Phase I Research Program will be significantly greater than Microfluidic's approved costs at the end of the aforesaid six (6) month period, the Parties have agreed upon a mechanism whereby Microfluidics will have the option of reimbursing Catalytica for costs incurred by Catalytica above those incurred by Microfluidics, or, if not, Catalytica's share of the benefits of commercialization under the Agreement will be increased proportionally based on the ratio of the total approved costs incurred by each Party by the end of the aforesaid six (6) month period.

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, Catalytica and Microfluidics agree to amend the Agreement as follows:

     1. Agreed-Upon Phase I Research Costs through December 1994. The mutually-
        --------------------------------------------------------
agreed upon budgets (Under Paragraph 2 of the Agreement) for the six (6) month period of July to December of 1994 for each of Catalytica and Microfluidics are set forth in Appendix A and Appendix B hereto, respectively. These approved budgets include all costs for post-doctoral and analytical work at Worcester Polytechnic Institute, post-doctoral work at the University of Namur and Professor William Moser's consulting fees, which will all be shared equally by the Parties during the aforesaid six (6) month period. In this regard, both Parties agree to limit their approved costs to the total amounts set forth in the Appendices for the six (6) month period unless prior written approval is obtained from the other Party for any cost increase.

     2. Option for Cost Reimbursement or Ownership Annortionment.  By or before
        --------------------------------------------------------
January 20, 1995 each Party will provide the other Party with a written report on the budgeted Phase I research costs actually incurred during the six (6) month period ending December 31, 1994- By February 15, 1995, Microfluidics, at its own option, will (i) pay to Catalytica one-half the difference between Catalytica and Microfluidic's actual approved Phase I research costs for the six
(6) month period from July through December of 1994, and Catalytica and Microfluidics will retain equal ownership to the commercial benefits of their collaboration under Paragraph 7(b) of the Agreement; or (ii) not make such payment to Catalytica iu which case the ownership of the commercial benefits of the collaboration under Paragraph 7(b) of the Agreement shall be adjusted in proportion to the total approved costs incurred by each Party for the collaboration up to the December 31, 1994 date; for example, if Catalytica has iucurred 55 percent (55%) of the total costs and Microfluidics only 45 percent (45%) the ownership shall be 55 percent (55%) Catalytica's and 45 percent (45%) Microfluidic's.

     3. Inconsistent Terms. The terms and conditions set forth above shall
        ------------------
supersede and replace any provision of the Agreement which is inconsistent with, or contrary to, the terms and conditions of this Amendment No-1. In all other respects, the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be executed as of the day and year first written above.


Accepting for CATALYTICA, Inc.        Accepting for MICROFLUIDICS
                                      INTERNATIONAL CORPORATION

______________________________        ___________________________
Signature                             Signature

______________________________        ___________________________
Name                                  Name

______________________________        ___________________________
Title                                 Title

______________________________        ___________________________
Date                                  Date

                                   Appendix A


                              Nanoscale Materials
                        2nd Half 1994 Catalytica Budget
                        -------------------------------

                 Jul-94     Aug-94      Sep-94    Oct-94       Nov-94      Dec-94     Total
Labor Costs     44,844      50,750        50,750      50,750      44,844       44,844
286,782

Direct Costs
  Moser
  consulting     2,500                                 2,500                              5,000

  WPI Post
  Doc           13,000                                13,000                             26,000

  Zeolite
  Post Doc                                             7,500                              7,500

  Other          5,000       5,000         5,000       5,000       5,000        5,000    30,000
                ------      ------        ------      ------      ------       ------   -------
  TOTAL         20,500       5,000         5,000      28,000       5,000        5,000    68,500

Total Costs     65,344      55,750        55,750      78,750      49,844       49,844   355,282


                                   Appendix B
                                   ----------

                              Nanoscale Materials

                         2nd Half Microfluidics Budget


Salaries and Benefits    $110,000

Moser Consulting            5,000

WPI Post Doc               12,500

Zeolite Post Doc            7,500

Consultants                 3,000

Microfluidizers             5,000

Travel                      6,000

Supplies / other            6,000
----------------
Total                    $155,000


                                                                   EXHIBIT 10(I)

                                 AMENDMENT NO.2
                                     TO THE
                      CATALYTICA / MICROFLUIDICS AGREEMENT


     THIS IS THE SECOND AMENDMENT ("Amendment No. 2") effective February __, 1995 (''Effective Date") to the Agreement (''Agreement'') dated October 18, 1993 between Catalytica, Inc. of Mountain View, California (" Catalytica") and Microfluidics International Corporation of Newton, Massachusetts
("Microfluidics") which was previously modified by Amendment No. 1 in July 1994.

     WHEREAS, pursuant to Amendment No. 1 to the Agreement, Microfluidics has elected not to reimburse Catalytica for one-half of the difference between Catalytica and Microfluidics' actual approved Phase I research costs for the six
(6) month period ending December 31, 1994 and has chosen, as set forth in said Amendment No. 1, to allow Catalytica's share of the benefits of commercialization to be proportionally increased;

     WHEREAS, Gatalytica and Microfluidics have agreed that for the duration of Phases I and II of the Program as defined in the Agreement, that is, up to the time technology development is completed and ready for commercialization, the Parties will not cost share in each other's Program research and development expenses, and during this period, each Party's share of the benefits of commercialization under the Agreement will be adjusted based on the ratio of the cumulative, approved Program costs for each Party, regardless of whether costs for that Party are reimbursed by any third party; and

     WHEREAS, as part of the development effort for the technology, Microfluidics recognizes and agrees that Catalytica shall represent the interest of both Microfluidics and Catalytica under the Agreement between Mitsubishi Corporation ("MC") and Catalytica to market the technology to potential customers in Japan, and accordingly, Microfluidics agrees to be bound by the terms of the Agreement between Catalytica and MC regarding marketing of the technology in Japan.

     NOW, THEREFORE. in consideration of the terms and conditions hereinafter set forth, Catalytica and Microfluidics agree to amend the Agreement as follows:

March 24, 1995

     1.   Option Exercise Under Paragraph 2 of Amendment No. 1
          -----------------------------------------------------

          Microfluidics has agreed to exercise its option to not make a payment to Catalytica for one-half of the difference between Catalytica and Microfluidics' actual approved Phase I research costs in the six (6) month period from July to December 1994. Accordingly. Catalytica's ownership of the commercial benefits of the collaboration under Paragraph 7(b) of the Agreement shall be adjusted in proportion to the total approved costs incurred by each Party for the collaboration up to December 31, 1994. In this regard, it is agreed that as of December 31, 1994. Catalytica's total approved expenditures are $634,727 whereas Microfluidics' total approved costs are $404,573, and therefore the ownership of commercialization benefits is reallocated such that Catalytica owns sixty-one percent (61%) and Microfluidics owns thirty-nine percent (39%) of the benefits.

     2.   Commercial Benefits Ownership Allocation for the Remainder of Phases I
          ----------------------------------------------------------------------
          and II of the Program
          ---------------------

          The Parties agree that beginning on January 1, 1995 and for the remainder of Phases I and II of the Program, or until the technology development is complete and ready for commercialization, that the ownership of the commercial benefits of the collaboration under Paragraph 7(b) of the Agreement shall be divided on an ongoing basis in accordance with the cumulative approved Program costs for each Party regardless of whether such costs are paid or reimbursed, by a third party to the Party incurring the costs. When the Parties agree that technology development is completed and Phase III ofthis Program to commercialize the technology is initiated, the costs of such commercialization shall be shared according to the then prevailing ownership allocation.

     3.   The Agreed-Upon Research Budget for the First Half of 1995
          ----------------------------------------------------------

          The mutually agreed-upon budgets (under Paragraph 2 of the Agreement) for the six (6) month period of January to June 30, 1995 for each of Catalytica and Microfluidics are set forth in Exhibit A hereto. The Parties anticipate that budgets for subsequent six (6) month periods will be agreed upon.

March 24, 1995
at least thirty (30) days before the beginning of the next six (6) month period in question and the Parties shall use all good-faith efforts to meet this anticipated schedule.


     4.   Development and Commercialization Activities in Japan Under the
          ---------------------------------------------------------------
          Catalytica / MC Agreement
          -------------------------

          Microfluidics has reviewed the Cooperative Marketing Agreement between Catalytica and MC for commercial exploitation of certain technologies/products in Japan and agrees that Catalytica shall have the sole and exclusive right to represent the interests of both Catalytica and Microfluidics in technology resulting from the collaboration under the Agreement insofar as Catalytica elects to include it in the list of technologies/products which MC shall market to potential customers in Japan on Catalytica's behalf. In this regard, Microfluidics agrees to be bound by, and to otherwise honor, the terms of the Cooperative Marketing Agreement between MC and Catalytica, as it applies to technology resulting from the collaboration under the Agreement, and to take action which may be reasonably necessary to take advantage of any commercial opportunity identified by MC.

     5.   Inconsistent Terms
          ------------------

          The terms and conditions set forth above shall supersede and replace any provisions of the Agreement as previously amended which is inconsistent with, or contrary to, the terms and conditions of this Amendment No. 2. In all other respects, the Agreement, as previously amended, shall remain in full force and effect.

March 24, 1995

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 2 to be excecuted by as of the day and year first written above.




Accepting for MICROFLUIDICS       Accepting for CATALYTICA,INC.
                                  INTERNATIONAL CORPORATION

___________________________       ______________________________
Signature                         Signature

___________________________       ______________________________
Name                              Name

___________________________       ______________________________
Title                             Title

___________________________       ______________________________
Date                              Date

March 24, 1995

Nanoscale Materials
2nd Half 1994 Catalytica Budget
-------------------------------

                  Jul-94     Aug-94    Sep-94    Oct-94    Nov-94    Dec-94    Total

LABOR COSTS:
  Budget            44,844     50,750    50,750    50,750    44,844    44,844    286,782
  Actual            46,911     60,114    59,274    46,876    53,725    35,854    302,754

DIRECT COSTS:
  Moser
  Consulting         2,500                          2,500                          5,000

  WPI Post
  Doc               13,000                         13,000                         26,000

  Zeolite
  Post Doc                                          7,500                          7,500

  Other              5,000      5,000     5,000     5,000     5,000     5,000     30,000
                    ------     ------    ------    ------    ------    ------    -------
  TOTAL             20,500      5,000     5,000    28,000     5,000     5,000     68,500

ACTUAL
  Moser
  Consulting                                        5,000                          5,000

  WPI Post
  Doc                                                                  10,000     10,000

  Zeolite Post
  Doc                                                         7,500                7,500

  Other              1,109      2,112     4,966     3,892       567     9,897     22,543
                    ------     ------    ------    ------    ------    ------    -------
  Total              1,109      2,112     4,966     8,892     8,067    19,897     45,043

TOTAL COSTS:
  Budget            65,344     55,750    55,750    78,750    49,844    61,792    347,797
  Actual            48,020     62,226    64,240    55,768    61,792    55,751    347,797

NOTE: Catalytica has actually paid $15,000 for Zeolite Post Doc and $0 for WPI Post Doc

1st Half 1995 Catalytica Budget
-------------------------------

              Jan-95  Feb-95  Mar-95  Apr-95  May-95  Jun-95   Total

LABOR
COSTS:        53,738  53,738  66,863  66,863  66,863  66,863  374,929

DIRECT
COSTS:
  Moser
  Conslt.      2,500                   2,500                    5,000

  WPI Post
  Doc          6,500                                            6,500

  Other        8,000   8,000   8,000   8,000   8,000   8,000   48,000
              ------  ------  ------  ------  ------  ------  -------

TOTAL         17,000   8,000   8,000  10,500   8,000   8,000   59,500

TOTAL
COSTS:        70,738  61,738  74,863  77,363  74,863  74,863  434,429
